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                                                                   Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-54995) previously filed by Prime Hospitality Corp. (formerly Prime Motor Inns, Inc.) of our report dated September 24, 1992, (appearing in this Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994 of Prime Hospitality Corp.), on the consolidated financial statements and the financial statement schedules of Prime Motor Inns, Inc. and Subsidiaries (Debtors-in-Possession).

                                                     J.H. COHN & COMPANY


Roseland, New Jersey
April 17, 1995